                                                                       EXHIBIT A


     This Agreement is entered into by and between Security Capital Pacific Trust, a Maryland real estate investment trust, Security Capital Group Incorporated, a Maryland corporation, and Security Capital Atlantic Incorporated, a Maryland corporation.

     Each of the persons named above hereby agrees that the Schedule 13D of even date herewith and to which the Agreement is attached as an exhibit, which is to be filed with the Securities and Exchange Commission, is to be filed on behalf of each such person.

     This Agreement may be executed in multiple counterparts, each of which shall constitute an original.

     IN WITNESS HEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf this 18th day of February, 1997.


                                       SECURITY CAPITAL PACIFIC TRUST


                                       By:
                                           ------------------------------
                                               Jeffrey A. Klopf
                                               Secretary


                                       SECURITY CAPITAL GROUP INCORPORATED


                                       By:
                                           ------------------------------
                                               Jeffrey A. Klopf
                                               Secretary


                                       SECURITY CAPITAL ATLANTIC INCORPORATED


                                       By:
                                           ------------------------------
                                               Jeffrey A. Klopf
                                               Secretary